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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------



We consent to the use in the Registration Statement and Prospectus of e resources inc of our report dated March 20, 2001, accompanying the financial statements of e resources inc contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the hearing "Experts" in the Prospectus.



/s/ Hein + Associates LLP
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Hein + Associates llp
Certified Public Accountants

June 11, 2001
Dallas, Texas